Exhibit 99.1

March 5, 2015

FOR IMMEDIATE RELEASE

Contacts:
Alan Greer	Tamera Gjesdal	Cynthia Williams
Executive Vice President	Senior Vice President	Senior Executive Vice President
BB&T Investor Relations	BB&T Investor Relations	BB&T Corporate Communications
(336) 733-3021	(336) 733-3058	(336) 733-1470
AGreer@BBandT.com	TGjesdal@BBandT.com	Cynthia.Williams@BBandT.com

BB&T releases results of its annual stress test

WINSTON-SALEM, N.C. – BB&T Corporation (NYSE: BBT) today released the results of its annual company-run stress tests conducted in accordance with regulations of the board of governors of the Federal Reserve System and the FDIC under the Dodd-Frank Wall Street Reform and Consumer Protection Act. The results are available in the Additional Disclosures section of the Investor Relations site on BBT.com/about. This disclosure precedes BB&T’s planned release of its Comprehensive Capital Analysis and Review results, which are expected to be available March 11.

About BB&T

BB&T is one of the largest financial services holding companies in the U.S. with $186.8 billion in assets and market capitalization of $26.8 billion, as of Dec. 31, 2014. Based in Winston-Salem, N.C., the company operates 1,839 financial centers in 12 states and Washington, D.C., and offers a full range of consumer and commercial banking, securities brokerage, asset management, mortgage and insurance products and services. A Fortune 500 company, BB&T is recognized consistently for outstanding client satisfaction by the U.S. Small Business Administration, Greenwich Associates, and others. More information about BB&T and its full line of products and services is available at BBT.com.

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